Want & Ender
                                      CPA. P.C.

                          Certified Public Accountants

Martin Ender CPA
Stanley Z. Want CPA CFP



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549
May 11, 1999

Dear Sir:

We have read and agree with the comments in Item 4 of Form 8-K of Telemetrix Inc. (f/k/a Arnox Corporation), dated March 31, 1999.


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Want & Ender C.P.A, P.C.